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                                                               EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of ALARIS Medical Systems, Inc. of our report dated April 13, 2001 relating to the consolidated financial statements of ALARIS Medical Systems, Inc., which appears in such Registration Statement. We also consent to the use of our report dated April 13, 2001, relating to the financial statement schedule for the three years ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Diego, California
NOVEMBER 20, 2001